Exhibit 99.1

News Release

Novelis Reports Second Quarter of Fiscal Year 2014 Results
Solid Quarterly Performance in a Transitional Year

•	Net Income, Excluding Certain Items, of $37 million

•	Adjusted EBITDA of $228 million

•	Positive Free Cash Flow $178 million

•	Solid Liquidity of $843 million

•	Excellent Progress with Commissioning of Global Expansion Projects

ATLANTA, November 11, 2013 – Novelis, the world leader in aluminum rolling and recycling, today reported net income attributable to its common shareholder of $23 million for the second quarter of fiscal 2014. Excluding certain tax-effected items, net income was $37 million for the quarter.
Adjusted EBITDA for the second quarter of fiscal 2014 was $228 million compared to $277 million reported for the same period a year ago. Sequentially, adjusted EBITDA improved 12 percent compared to the $204 million reported in the first quarter of fiscal 2014, in part due to initial success from the company’s rolling expansion in South America.  Excellent project execution allowed Novelis to meet strong market demand and puts the South America region on track to achieve record shipments this fiscal year.
“We are nearing an inflection point in the transition of our business from investment to growth,” said Phil Martens, President and Chief Executive Officer for Novelis.  “We have invested heavily in expanding our rolling, recycling and automotive finishing assets over the last three years to solidify our leadership position ahead of the strong market growth we expect, and we are beginning to see these results materialize. In fact, with the contribution from our expansions in South America and Asia, we expect results in the second half of fiscal 2014 to be stronger than the first half.”
Martens also highlighted the company’s stable business performance in North America, despite the challenging dynamics related to overcapacity in the North American can market which affected year-over-year results.  “The reallocation of some hot mill capacity towards high-growth, high-margin automotive sheet in this region is not only a key piece of our growth strategy, it also will help rebalance the North American can market,” said Martens. “We are aggressively increasing finishing capacity globally to support strong growth in the automotive flat rolled products market. Our two North American finishing lines are on track to produce commercial product by the end of this fiscal year and we are already evaluating additional investments.”
Shipments of aluminum rolled products totaled 713 kilotonnes for the second quarter of fiscal 2014, down one percent compared to 719 kilotonnes for the same period last year but up one percent from the first quarter. Net sales for the second quarter of fiscal 2014 were $2.4 billion, flat compared to both the prior year and prior quarter.

(in $M)	Q2FY14	Q1FY14
	9/30/2013	6/30/2013
Cash and cash equivalents	$338	$249
Availability under Committed Revolving Facilities	505	481
Total Liquidity	$843	$730

(in $M)	Q2FY14	Q2FY13
	9/30/2013	9/30/2012
Free Cash Flow	$178	$(25)
Capital Expenditures	184	178
Free Cash Flow before CapEx	$362	$153

For the second quarter of fiscal 2014, Novelis reported liquidity of $843 million. Free cash flow was $178 million for the second quarter of fiscal 2014 and capital expenditures totaled $184 million. “As expected, we generated positive free cash flow in the second quarter despite meaningful investments in growth, primarily due to significant improvements in working capital,” said Steve Fisher, Chief Financial Officer for Novelis. “We will continue this diligent focus on cash generation and expect to drive positive free cash flow in the second half of this fiscal year as a result of working capital efficiencies and other cash improvement actions."

Second Quarter of Fiscal 2014 Earnings Conference Call
Novelis will discuss its second quarter of fiscal 2014 results via a live webcast and conference call for investors at 9:00 a.m. ET on Monday, November 11, 2013. Participants may access the webcast at
https://cc.callinfo.com/r/1jfuk9kqyew3h&eom. To join by telephone, dial toll-free in North America at 800 754 1366, India toll-free at 0008001006992 or the international toll line at +1 212 231 2939. Access information may also be found at www.novelis.com/investors.

About Novelis
Novelis Inc. is the global leader in aluminum rolled products and the world's largest recycler of aluminum. The company operates in 9 countries, had approximately 11,000 employees and reported revenue of $9.8 billion for its 2013 fiscal year. Novelis supplies premium aluminum sheet and foil products to transportation, packaging, construction, industrial and consumer electronics markets throughout North America, Europe, Asia and South America. The company is part of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit www.novelis.com and follow us on Twitter at twitter.com/Novelis.

Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We think that these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides, together with a discussion of the usefulness and purpose of such measures.

Attached to this news release are tables showing the Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Reconciliation to Net Income excluding Certain Items, Reconciliation to Adjusted EBITDA and Free Cash Flow.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws.  Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions.  An example of forward looking statements in this new release is our expectation that the Company's results in the second half of fiscal 2014 will be stronger than the first half. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements.  We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities, including our internal used beverage cans (UBCs) and smelter hedges; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreement and other financing agreements; the effect of taxes and changes in tax rates; our indebtedness and our ability to generate cash. The above list of factors is not exhaustive.  Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 are specifically incorporated by reference into this news release.

Media Contact:	Investor Contact:
Charles Belbin	Megan Cochard
+1 404 760 4120	+1 404 760 4170
charles.belbin@novelis.com	megan.cochard@novelis.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
Net sales	$2,427	$2,441	$4,835	$4,991
Cost of goods sold (exclusive of depreciation and amortization)	2,087	2,077	4,192	4,279
Selling, general and administrative expenses	109	102	229	204
Depreciation and amortization	79	69	156	142
Research and development expenses	12	13	22	25
Interest expense and amortization of debt issuance costs	75	73	151	147
Loss (gain) on assets held for sale	—	2	—	(3)
Restructuring and impairment, net	18	17	27	22
Equity in net loss of non-consolidated affiliates	3	3	7	5
Other income, net	(5)	(2)	(15)	(29)
	2,378	2,354	4,769	4,792
Income before income taxes	49	87	66	199
Income tax provision	26	37	29	58
Net income	23	50	37	141
Net income attributable to noncontrolling interests	—	1	—	1
Net income attributable to our common shareholder	$23	$49	$37	$140

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except number of shares)

	September 30, 2013	March 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$338	$301
Accounts receivable, net
— third parties (net of allowances of $4 as of September 30, 2013 and $3 as of March 31, 2013, respectively)	1,290	1,447
— related parties	45	38
Inventories	1,126	1,168
Prepaid expenses and other current assets	90	93
Fair value of derivative instruments	53	109
Deferred income tax assets	116	112
Assets held for sale	34	9
Total current assets	3,092	3,277
Property, plant and equipment, net	3,327	3,104
Goodwill	611	611
Intangible assets, net	645	649
Investment in and advances to non–consolidated affiliates	653	627
Deferred income tax assets	43	75
Other long–term assets
— third parties	178	166
— related parties	13	13
Total assets	$8,562	$8,522
LIABILITIES AND EQUITY
Current liabilities
Current portion of long–term debt	$31	$30
Short–term borrowings	640	468
Accounts payable
— third parties	991	1,207
— related parties	51	47
Fair value of derivative instruments	79	74
Accrued expenses and other current liabilities	532	497
Deferred income tax liabilities	19	28
Liabilities held for sale	12	1
Total current liabilities	2,355	2,352
Long–term debt, net of current portion	4,429	4,434
Deferred income tax liabilities	468	504
Accrued postretirement benefits	653	731
Other long–term liabilities	263	262
Total liabilities	8,168	8,283
Commitments and contingencies
Shareholder’s equity
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of September 30, 2013 and March 31, 2013	—	—
Additional paid–in capital	1,654	1,654
Accumulated deficit	(1,140)	(1,177)
Accumulated other comprehensive loss	(148)	(268)
Total equity of our common shareholder	366	209
Noncontrolling interests	28	30
Total equity	394	239
Total liabilities and equity	$8,562	$8,522

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions)

	Six Months Ended September 30,
	2013	2012
OPERATING ACTIVITIES
Net income	$37	$141
Adjustments to determine net cash provided by operating activities:
Depreciation and amortization	156	142
Loss (gain) on unrealized derivatives and other realized derivatives in investing activities, net	14	(11)
Gain on assets held for sale	—	(3)
Deferred income taxes	(20)	13
Amortization of fair value adjustments, net	6	8
Equity in net loss of non–consolidated affiliates	7	5
Loss (gain) on foreign exchange remeasurement of debt	2	(7)
Loss (gain) on sale of assets	2	(1)
Non-cash impairment charges	8	1
Amortization of debt issuance costs and carrying value adjustments	13	13
Other, net	(2)	1
Changes in assets and liabilities including assets and liabilities held for sale (net of effects from acquisitions and divestitures):
Accounts receivable	163	30
Inventories	20	(148)
Accounts payable	(213)	(5)
Other current assets	39	(31)
Other current liabilities	10	(8)
Other noncurrent assets	(6)	(6)
Other noncurrent liabilities	12	(17)
Net cash provided by operating activities	248	117
INVESTING ACTIVITIES
Capital expenditures	(365)	(345)
Proceeds from sales of assets, third party, net	—	5
Proceeds from sales of assets, related party, net	8	2
Proceeds from investment in and advances to non–consolidated affiliates, net	—	1
Proceeds from related party loans receivable, net	—	2
Proceeds from settlement of other undesignated derivative instruments, net	6	31
Net cash used in investing activities	(351)	(304)
FINANCING ACTIVITIES
Proceeds from issuance of debt	76	46
Principal payments	(59)	(11)
Short–term borrowings, net	131	54
Dividends, noncontrolling interest	—	(2)
Debt issuance costs	(8)	—
Net cash provided by financing activities	140	87
Net increase (decrease) in cash and cash equivalents	37	(100)
Effect of exchange rate changes on cash	—	10
Cash and cash equivalents — beginning of period	301	317
Cash and cash equivalents — end of period	$338	$227

Reconciliation from Net Income Attributable to our Common Shareholder to Adjusted EBITDA

Novelis is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.

	Three Months Ended September 30,		Six Months Ended September 30,
(in millions)	2013	2012	2013	2012
Net income attributable to our common shareholder	$23	$49	$37	$140
Noncontrolling interests	—	(1)	—	(1)
Income tax provision	(26)	(37)	(29)	(58)
Interest, net	(74)	(72)	(150)	(145)
Depreciation and amortization	(79)	(69)	(156)	(142)
EBITDA	202	228	372	486

Unrealized gain (loss) on derivatives	4	(24)	(8)	(11)
Realized gain on derivative instruments not included in segment income	2	—	4	2
Proportional consolidation	(8)	(9)	(19)	(20)
(Loss) gain on assets held for sale	—	(2)	—	3
Restructuring and impairment, net	(18)	(17)	(27)	(22)
Other (expense) income, net	(6)	3	(10)	(2)
Adjusted EBITDA	$228	$277	$432	$536

The following table shows the “Free cash flow” for the six months ended September 30, 2013 and 2012 and the ending balances of cash and cash equivalents (in millions).

	Six Months Ended September 30,
	2013	2012
Net cash provided by operating activities	$248	$117
Net cash used in investing activities	(351)	(304)
Less: Proceeds from sales of assets	(8)	(7)
Free cash flow	$(111)	$(194)
Ending cash and cash equivalents	$338	227

The following table shows Net Income attributable to our common shareholder excluding Certain Items for the three months ended September 30, 2013 and 2012 (in millions). We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business.

	Three Months Ended September 30,
	2013	2012

Net Income	$23	$49
Certain Items:
Loss on assets held for sale	—	2
Restructuring and impairment, net	18	17
Tax effect on Certain Items	(4)	(4)
Net Income, excluding Certain Items	$37	$64